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                           FORM OF PLACEMENT AGENT'S
                      WARRANT REGISTRATION RIGHTS AGREEMENT

                           PLACEMENT AGENT'S WARRANT
                         REGISTRATION RIGHTS AGREEMENT

          AGREEMENT, dated as of the ____ day of __________, 1996, between JOSEPH CHARLES & ASSOCIATES, INC., having an address at 356 North Camden Drive, Beverly Hills, California 90210 (the "Holder") and NAVIDEC, INC., a Colorado corporation having its executive office and principal place of business at 14 Inverness Drive, Building F, Suite 116, Englewood, CO 80112 (the "Company").

          WHEREAS, the Holder is providing its services as placement agent in connection with the offering of an aggregate of up to $1,500,000 aggregate principal amount of the Company's 10% unsecured subordinated convertible notes, due December 30, 1997, upon the terms set forth in the Confidential
Private Placement Memorandum of the Company dated July   , 1996 (the Bridge
Financing"); and

          WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the shares of Common Stock subject to exercise pursuant to the Placement Agent's Warrants issued in connection with the Bridge Financing (the "Registrable Securities");

          NOW, THEREFORE, the parties hereto mutually agree as follows:

     1. DEMAND REGISTRATION RIGHTS. The Company intends to prepare and file a Registration Statement under the Securities Act of 1933, as amended (the "Act"), relating to the initial public offering of the Company's Common Stock and Warrants to purchase Common Stock (the "Public Offering"), and to use its best efforts to cause such Registration Statement to become effective within twelve months following the initial closing date of the Bridge Financing. The Holder may, at any time, but not before one (1) year after the consummation of the Public Offering, request in writing that the Company register the Registrable Securities (which request shall specify the Registrable Securities intended to be sold or disposed of by the Holder and shall state the intended method of disposition of such Registrable Securities by the prospective seller), and the Company shall use its best efforts to cause all of the Registrable Securities of the Holder to be registered under the Act as soon as practicable following receipt of the written request of the Holder for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Registrable Securities so registered. Any such Registration Statement may, at the option of the Company, include other shares of Common Stock or other securities of the Company to be sold by the Company or other security holders. The Holder shall be limited to one (1) registration request. Notwithstanding anything to the contrary provided herein, the Company may postpone for a reasonable period (not exceeding 135 days) the filing of any Registration Statement otherwise required to be filed hereunder if the Company determines, in its sole

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discretion, that such registration could interfere with any material transaction involving the Company, or require premature disclosure thereof, or if the Company would be required to undergo an interim audit in order to effect such registration.

          Notwithstanding anything to the contrary provided herein, the Company shall not be required to file any Registration Statement with respect to any Registrable Securities if, at the time such Registration Statement would be effective, the Holder could sell in accordance with the provisions of Rule 144 (or any successor or supplemental rule) under the Act the number of Registrable Securities that the Holder proposes to register or, if, in the opinion of counsel to the Company, such shares otherwise may be publicly sold without registration under the Act.

     2. "PIGGY-BACK" REGISTRATION RIGHTS. If the Company proposes for any reason after the Public Offering to register any of its securities under the Act (other than pursuant to a Registration Statement on Forms S-8, S-4 or similar or successor forms), it shall each such time promptly give written notice to the Holder of its intention so to do, and, upon the written request, given within thirty (30) days after receipt of any such notice, of the Holder to register its Registrable Securities (which request shall specify the Registrable Securities intended to be sold or disposed of by the Holder and shall state the intended method of disposition of such Registrable Securities by the prospective seller), the Company shall use its best efforts to cause all of the Registrable Securities of the Holder to be registered under the Act promptly upon receipt of the written request of the Holder for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Registrable Securities so registered.

          UNDERWRITTEN OFFERING. In the event that the proposed registration under Paragraphs 1 or 2 hereof is, in whole or in part, an underwritten public offering of securities, any request to register the Registrable Securities may request that they are to be included in the underwriting, and if requested by the managing underwriter shall be included in the underwriting, (a) on the same terms and conditions as like securities, if any, otherwise being sold through underwriters under such registration, or
(b) on terms and conditions comparable to those normally applicable to offerings of such securities in reasonably similar circumstances in the event that no securities other than the Registrable Securities are being sold through underwriters under such registration; PROVIDED, HOWEVER, that, as to any registration pursuant to Paragraphs 1 or 2 hereof, (i) if the managing underwriter determines and advises in writing that the inclusion of all the Registrable Securities proposed to be included in the underwritten public offering and other issued and outstanding securities proposed to be included therein by persons other than the Holder (the "Other Shares") would interfere with the successful marketing of such securities, then the number of Registrable Securities and Other Shares excluded from such registration shall be allocated pro rata among the Holder and the holders of the Other Shares (based on the number of securities requested by the Holder and the holders of the Other Shares to be registered in such offering), and (ii) in each case those securities that are excluded from the underwritten public offering pursuant to this Paragraph 3

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shall be withheld from the market by the Holder for a period, not to exceed
90 days, that the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

     4. ADDITIONAL TERMS. The following provisions shall be applicable to any Registration Statement filed pursuant to Paragraphs 1 or 2 of this
Agreement:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as practicable and, if any stop order shall be issued by the SEC in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the Public Offering, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of its Registrable Securities. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the Holder shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request. The Company shall maintain the Registration Statement in effect for so long as the Registrable Securities remain issued, provided, however, that the Company shall not be required to keep such Registration Statement effective, and it may deregister any unsold Registrable Securities, if, in the opinion of counsel to the Company, such shares may then be sold pursuant to the provisions of Rule 144 under the Act.

          (b) The Company shall bear the entire cost and expense of any registration of the Registrable Securities; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by him in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by it pursuant thereto.

          (c) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any post-effective amendment to such Registration Statement, or any prospectus included therein required to be filed or furnished by reason of this Agreement, or caused by any omission or alleged omission to state therein a material fact required to

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be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Act and each officer, director, employee and agent of such underwriter. The Holder and any such underwriter and other person, shall be obligated to indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter or other person expressly for use therein.

          (d) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (e) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell his Registrable Securities.

          (f) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

     5.   GOVERNING LAW.

          (a) The Registrable Securities are being delivered in Colorado. This Agreement shall be deemed to have been made and delivered in the State of Colorado

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and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Colorado.

          (b) The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, or any other agreement entered into between the Company and the Holder pursuant to the Bridge Financing or the Public Offering shall be instituted exclusively in Colorado District Court, Arapahoe County and U.S. District Court for the District of Colorado, each and any of which shall apply Colorado law, (b) waives any objection which the Company or such Holder may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Colorado District Court, Arapahoe County, and U.S. District Court for the District of Colorado in any such suit, action or proceeding. The Company and the Holder each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Colorado District Court, Arapahoe County and U.S. District Court for the District of Colorado, and agrees that service of process upon the Company or the Holder mailed by certified mail to the Company's or, as the case may be, the Holder's address shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding.

     6. AMENDMENT. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, by Federal Express or other national overnight courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, and, if mailed, shall be deemed to have been received on the third day after a notice has been sent as follows:

          If to the Holder, to its address set forth on the signature page of this Agreement.

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          If to the Company, to the address set forth on the first page of this Agreement.

     10. BINDING EFFECT; BENEFITS. The Holder may not assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, the permitted transferees of the Registrable Securities. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and such permitted assigns, any rights or remedies under or by reason of this Agreement.

     11. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     12. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                            NAVIDEC, INC.



                                            By:
                                               --------------------------------
                                               Ralph Armijo, President


HOLDER:

JOSEPH CHARLES & ASSOCIATES, INC.



By:
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